MORGAN & COMPANY
                                                          CHARTERED ACCOUNTANTS









INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of ATM Financial Corp. (a development stage company) on Pre-Effective Amendment No. 6 to the Form SB-2 No. 333-103647 of our Auditors' Report, dated May 20, 2004, on the balance sheets of ATM Financial Corp. (a development stage company) as at December 31, 2003 and 2002 and the related statements of operations, cash flows, and stockholders' deficiency for the year ended December 31, 2003 and for the period from inception on December 18, 2002 to December 31, 2002.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.




 Vancouver, Canada                                         "Morgan & Company"
September 17, 2004                                        Chartered Accountants





Tel: (604) 687-5841            Member of          P.O. Box 10007 Pacific Centre
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www.morgan-cas.com          International               Vancouver, B.C. V7Y 1A1